RECIPROCAL JOINT DEVELOPMENT AND MARKETING AGREEMENT
                   BETWEEN IMETRIX LTD. AND XOX CORPORATION.

  This document specifies a reciprocal relationship and Joint Development and
                          Marketing Agreement between

      XOX Corporation (XOX) located at 1450 Energy Park Drive, Suite 120,
                            St. Paul, MN 55108, USA

                                      and

      IMETRIX, Ltd. (IMETRIX) located at Weizmann Science Park, Bldg. 14,
                           Ness Ziona, Israel 76111;

                       referred to herein as the Parties.

1. RECITALS:

   1.1.IMETRIX is in the business of developing and marketing 3D vision system software.

   IMETRIX has developed an image based 3D data colletion technology and software called ADE. Primary use of the ADE for the purpose of this agreement, is for terrain and planemetric data collection in the Geo-technology industry.

   The IMETRIX software is currently available on the IBM RS-6000/AIX platform and will be ported to other appropriate UNIX platforms and to Windows NT.

   1.2 XOX is in the business of developing and marketing geometric computing systems software.

   XOX currently produces a line of software called SHAPES which is a library of geometric modeling functions. This software is available on a variety of UNIX workstations with Windows NT. XOX also produces a geometry clean-up tool called GDX, to be released in Q1, 1997.

   1.3 XOX and IMETRIX intend to work towards the creation of the technologies necessary for the integration of SHAPES with the IMETRIX software for the purpose of creating an advanced data capture and geometric modeling environment for the Geo-technology marketplace (herein referred to as the Package) which both parties wish to be able to re-sell.

   XOX and IMETRIX will assume joint responsibility for marketing the Package and will jointly develop and execute a marketing and sales strategy, as part of the overall Joint Development and Marketing Plan referenced below. For the purpose of this agreement, the primary IMETRIX development effort will be limited to developing SHAPES/ADE integrated products for the geo-technology market.



2. JOINT DEVELOPMENT AND MARKETING PLAN:

   2.1 The Package is intended to be marketed by both parties with revenue shares as defined in Appendix A of this agreement. The parties agree to jointly participate in developing a Joint Development and Marketing Plan that is mutually agreeable.

   2.2 In principle, it is the parties intent that both parties be jointly responsible for the execution of the development plan and efforts, however, product specification and product management responsibility will resided with IMETRIX.

   2.3 It is the intent of the parties to develop this Joint Development and Marketing Plan so that there will be maximum dedication of services to accomplish the goal of announcing and delivering the first release of the Package (for terrain modeling) in 1997.

   2.4 Time is of the essence, and the parties will develop the referenced Joint Development and Marketing Plan by March 31, 1997. As applicable and feasible, any such plan will utilize IIS-XOX Asia Pacific Ltd. as the primary development entity. Alternate development resources will only be used by joint agreement.

3. LIKE KIND EXCHANGE:

   3.1 IMETRIX and XOX agree to exchange copies of the binary images (executables) of their programs suitable for execution on platforms the parties have access to and to grant each other license to use these programs to begin evaluation methods for integrating SHAPES with ADE.

   3.2 It is understood that the first version of the Package will integrate SHAPES with IMETRIX ADE/PT and the final version will integrate SHAPES with IMETRIX ADE/FE. An interim product will integrate SHAPES with ADE/OM.

   3.3 This agreement may be extended to other application areas upon mutual agreement.

   3.4 A joint cross-license agreement will be executed for the purpose of exchanging software and is part of this agreement.

   3.5 For the purposes of integrating SHAPES with the IMETRIX software, both of which are available for multiple platforms, both parties agree to supply any and all existing multiple platform versions of their respective software.

4. JOINTLY HELD PROPERTY:

   4.1 The jointly developed product is expected to include: (i) base and enhancements of the SHAPES-based modeling capabilities (SHAPES Modules) (ii) base and enhancements of the ADE-based data capture capabilities (ADE Modules) (iii) integration programs connecting SHAPES and ADE modules (Interface Modules).

   4.2 The source code of the Interface Modules will be held as jointly held property by the Parties. This means that either party can treat the source code as if they themselves had developed it, and neither party can limit the others use of Interface Modules.

   4.3 All SHAPES Modules and ADE Modules remain the property of XOX and IMETRIX, respectively, regardless of their actual developer.

5. PROPRIETARY RIGHTS/CONFIDENTIALITY:

   5.1 For the purpose of this section "Software" pertains to SHAPES Modules and ADE Modules.

   5.2 No title or ownership of the either party's Software or rights in patents, copyrights and trade secrets in either parties Software is transferred to the other by virtue of the Agreement. All copies of the Software provided are and shall remain the property of the providing party and subject to the terms and conditions of this Agreement.

   5.3 It is expressly understood by the party that each party's Software (i) constitutes that party's principal products; (ii) contains valuable trade secrets of the party; and (iii) is made available only in binary (i.e. object code) form and only on the condition that it will not be transformed, or attempted to be transformed, into any other form, reverse compiled, reverse assembled or used by the receiving party other than as provided herein in order to preserve its value as trade secrets. Each party shall (i) keep confidential the other's trade secrets in the Software and all information related thereto; (ii) disclose such information only to the extent required to carry out this Agreement; and (iii) with respect to employees, consultants, agents and other third parties, satisfy its obligation under this Agreement with respect to maintaining the confidentiality of the providing party's trade secrets.

   5.4 The parties may wish, from time to time, in connection with this Agreement, to disclose information that has commercial importance to such party ("Proprietary Information"), including without limitation, trade secrets, computer programs, works of authorship, source and object codes, algorithms, techniques, know-how, product ideas and strategies, inventions (whether patentable or not), business plans and forecasts, and other technical, business or financial information.

   5.5 Each party agrees not to use the other party's Proprietary Information (other than for purposes contemplated by this Agreement) and each will use reasonable efforts to prevent the disclosure to third parties of any of the other party's Proprietary Information during the term of this Agreement and for three (3) years thereafter. The above obligations shall not apply to information that the recipient party can demonstrate (i) is not disclosed in writing or reduced to writing and so marked within thirty (30) days of disclosure; (ii) is already in the receiving party's possession at the time of disclosure thereof; (iii) is or later becomes part of the public domain through no fault of either party; (iv) is received from a third party having no obligations to either party or (v) is independently developed by the receiving party.

6. PRODUCT PACKAGING/NAME LEADERSHIP:

   6.1 The parties agree to package and promote the resulting package so that primary name leadership is given to IMETRIX and that prominent affiliation recognition is given to XOX.

7. RECIPROCAL RELATIONSHIP AND ROYALTIES:

   7.1 Upon completion of the integration of the SHAPES and ADE Modules resulting in a complete Package, the resulting Package can be re-sold by either party, or by any third party mutually agreed to by the parties.


   7.2 Confidential treatment requested pursuant to the Securities Act of 1933, rule 406(b).

   7.3 Confidential treatment requested pursuant to the Securities Act of 1933, rule 406(b).

   7. 4 Royalties are to be paid within 30 days of the end of the month in which either party invoices a customer for the Package.

8. NON-COMPETITION:

   8.1 Each party agrees not to create or procure or otherwise affiliate itself with technology that will be competitive to the other party or that will be competitive to the joint products to be developed. This clause will survive any termination or breach for one year.

9. VALIDITY

   9.1 The validity of this Agreement holds, assuming that IMETRIX receives sufficient funding to establish its business with sufficient resources to execute this Agreement by January 1, 1997

10. TERM AND TERMINATION:

   10.1 The term of this agreement shall be two years after an acceptable integrated product ("Package") is developed, or eighteen months after the date signed, if an acceptable integrated product has not been developed.

   10.2 To be acceptable, the Package would have to meet reasonable customer requirements.

   10.3 If an acceptable Package is developed, then the Agreement may be renewed on a yearly basis after the initial two year period.

   10.4 Either party wishing to terminate the agreement must give 90 days notice prior to the end of any term.

   10.5 Failure of either party to give notice will automatically extend the agreement as indicated.

   10.6 In case of termination for any reason, the property ownership described in the paragraph entitled Jointly Held Property will survive. Also, royalty payments requirements will survive as related to customers existing at the time of termination, and for any new customers acquired within the first year after termination.

11. BREACH:

   11.1 Should either party breach this agreement by not complying with or by violating its terms and conditions, the non-breaching party will be entitled to receive the current source code of the breaching party's technology, for the purpose of completing the contemplated joint product Package only. In such case, the non-breaching party will have to prove capabilities and resources to complete the Package. The non-breaching party will also be entitled to all further royalties and revenues from the joint Package until that party recovers its cost of completing the package. After such time, the breaching party will be entitled to the revenue splits defined in Appendix A only.

   11.2 Legal issues with regard to breach of contract or claimed breach of contract will be adjudicated by arbitration proceedings governed by laws of the state of non-breaching party.

12. AGREEMENT:

   12.1 The parties signed below hereby agree with the terms of this document, and by signing indicate a commitment to execute the actions outlined herein in a timely manner. The parties agree to operate in good faith and only towards the mutual benefit of the parties.

   12.2 The parties, having carefully read this Agreement and having consulted or having been given an opportunity to consult legal counsel, hereby acknowledge their agreement to all of the foregoing terms and conditions by executing this agreement. Each signatory hereto represents and warrants that it is authorized to sign this Agreement on behalf of the respective party.

IMETRIX LTD.                                         XOX CORPORATION

/s/ Jacob Almagor                                    /s/ Lawrence W. McGraw
_________________________                            ___________________________
Signature                                            Signature
Jacob Almago                                         Lawrence W. McGraw
Managing Director                                    President
Date: October 31, 1996                               Date: October 31, 1996



                                   Appendix A


The parties agree to the following share of revenues derived from the sales of the Package described under this Joint Development and Marketing Agreement:

                                             % of Revenue
               Product                       (after selling costs)
               -------                       ---------------------


                  Confidential treatment requested pursuant to the Securities Act of 1933, rule 406(b).